Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 24, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in The Walt Disney Company’s Annual Report on Form 10-K for the year ended October 2, 2010.

/s/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, California

August 9, 2011